SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

FLOWERS FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FLOWERS FOODS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 30, 2003

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Flowers Foods, Inc. will be held on May 30, 2003 at 11:00 A.M. Eastern Time at the Thomasville Cultural Center, 600 East Washington Street, Thomasville, Georgia, for the following purposes:

(1) to elect three members of the board of directors to serve for a term of three years;

(2) to vote on a proposal submitted by a shareholder if properly presented at the Annual Meeting;

(3) to ratify the selection of PricewaterhouseCoopers LLP as the independent public accountants for Flowers Foods for the fiscal year ending January 3, 2004; and

(4) to transact any other business as may properly come before the meeting and at any adjournments or postponements thereof;

all as set forth in the proxy statement accompanying this notice.

      Only record holders of issued and outstanding shares of our common stock at the close of business on April 4, 2003, the record date, are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment thereof. A list of such shareholders will be open for examination by any shareholder at the time and place of the meeting.

      Shareholders can watch a live video web cast of the Annual Meeting over the Internet on the company’s Web site at www.flowersfoods.com. This web cast also will be archived on the site.

By order of the Board of Directors,

Stephen R. Avera
Secretary and General Counsel

1919 Flowers Circle

Thomasville, Georgia 31757
April 24, 2003

     A PROXY CARD IS CONTAINED IN THE ENVELOPE IN WHICH THIS PROXY STATEMENT WAS MAILED. SHAREHOLDERS ARE ENCOURAGED TO VOTE ON THE MATTERS TO BE CONSIDERED AT THE MEETING AND TO SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET. YOUR ATTENDANCE AT THE MEETING IS URGED; IF YOU ATTEND THE MEETING AND DECIDE YOU WANT TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 30, 2003
PRINCIPAL SHAREHOLDERS
PROPOSAL I ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
TRANSACTIONS WITH MANAGEMENT AND OTHERS
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
PROPOSAL II SHAREHOLDER PROPOSAL REGARDING REDEMPTION OF RIGHTS ISSUED UNDER THE COMPANY’S SHAREHOLDER RIGHTS PLAN
PROPOSAL III RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS THAT MAY COME BEFORE THE MEETING
SHAREHOLDER PROPOSALS

FLOWERS FOODS, INC.

1919 Flowers Circle
Thomasville, Georgia 31757

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
MAY 30, 2003

GENERAL

       This proxy statement and the accompanying form of proxy are being furnished to the shareholders of Flowers Foods, Inc. on or about April 24, 2003 in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting of Shareholders to be held on May 30, 2003 at 11:00 A.M. Eastern Time at the Thomasville Cultural Center, 600 East Washington Street, Thomasville, Georgia, and any adjournment of the meeting. Any shareholder who executes and delivers a proxy may revoke it at any time before its use by (i) giving written notice of revocation to the Secretary of Flowers Foods, (ii) executing a proxy bearing a later date, or (iii) appearing at the meeting and voting in person.

      Shareholders can watch a live video web cast of the Annual Meeting over the Internet on the company’s Web site at www.flowersfoods.com. This web cast also will be archived on the site.

      Unless otherwise specified, all shares represented by effective proxies will be voted:

•	to elect the three nominees as directors;

•	to ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending January 3, 2004; and

•	against the proposal submitted by a shareholder if properly presented at the Annual Meeting.

      Our board of directors does not know of any other business to be brought before the meeting, but if any other business is properly brought before the meeting, proxies will be voted upon those matters in accordance with the judgment of the person or persons acting under the proxies.

      We will pay the cost of soliciting proxies. We have engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation of votes for a fee of $10,000, plus out-of-pocket expenses. In addition, our directors and officers may solicit proxies in person, by telephone or facsimile but will not receive additional compensation for these services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

      Only holders of record of outstanding shares of our common stock at the close of business on the record date, April 4, 2003, are entitled to notice of, and to vote at, the meeting. Each shareholder is entitled to one vote for each share of common stock held on the record date. There were 29,985,375 shares of our common stock outstanding and entitled to vote on the record date.

      The holders of at least a majority of the shares of our common stock entitled to vote at the meeting are required to be present at the meeting in person or by proxy to constitute a quorum for the transaction of business. Once a quorum has been established, the vote of the holders of a majority of the shares of our common stock present at the meeting in person or by proxy will decide the action proposed on each matter identified in this proxy statement, except the election of directors. Directors will be elected at the meeting by a plurality of the votes cast by holders of shares of our common stock entitled to vote in the election. Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner and does not have discretionary power. The aggregate number of votes cast by all shareholders present in person or represented by proxy at the meeting, whether those shareholders vote for or against the proposals, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the proposals, and the total number of votes cast for each of these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. Abstentions and “non-votes” will have no effect on the voting with respect to any of the proposals.

      A copy of Flowers Foods’ Annual Report on Form 10-K, which includes the financial statements of Flowers Foods, Inc. for the fiscal year ended December 28, 2002, is being mailed with this proxy statement to all shareholders entitled to vote at the meeting. The Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

      By executing and returning your proxy (either by returning the proxy card or by submitting your proxy electronically via the Internet or by telephone), you appoint Amos R. McMullian, our Chairman and Chief Executive Officer, Jimmy M. Woodward, our Senior Vice President and Chief Financial Officer and Stephen R. Avera, our Secretary and General Counsel, to represent you at the meeting and direct them to vote your shares at the meeting. Shares of our common stock represented by proxy will be voted by the proxy holders at the meeting in accordance with the instructions indicated in the proxy appointment.

      Shareholders of record may vote by proxy in one of three ways:

•	by telephone: call 1-800-690-6903 and use the control number listed on your proxy card;

•	via the Internet: visit the www.proxyvote.com web site and use the control number listed on your proxy card; or

•	by mail: mark, sign, date and mail your proxy card in the enclosed postage-paid envelope.

      The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders’ instructions have been recorded properly. Any shareholder voting by Internet should understand that there may be costs associated with electronic access, like usage charges from Internet access and telephone or cable service providers, that must be borne by the shareholder.

      If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Telephone and Internet voting is also offered to shareholders who own their Flowers Foods shares through certain banks and brokers.

PRINCIPAL SHAREHOLDERS

      The following table lists information, based upon the number of shares of our common stock outstanding as of February 14, 2003, regarding the ownership of our common stock by the only non-affiliated individuals, entities or groups known to us to be the beneficial owner of more than 5% of our common stock:

	Amount and Nature	Percent
Name and Address of	of Beneficial	of
Beneficial Owner	Ownership	Class

Gabelli Asset Management, Inc.	3,640,816 (1)	12.14%
One Corporate Center
Rye, New York 10580-1435
John W. Bristol & Company, Inc.	1,948,209 (2)	6.49%
48 Wall Street
New York, New York 10005

(1)	The beneficial ownership reported in the table above for Gabelli Asset Management, Inc. is based upon filings with the Securities and Exchange Commission. According to the Schedule 13D/A filed on December 24, 2002, Gabelli Funds, LLC has sole voting and dispositive power with respect to 921,160 shares; GAMCO Investors, Inc. has sole voting power with respect to 2,603,407 shares and sole dispositive power with respect to 2,717,656 shares; and MJG Associates, Inc. has sole voting and dispositive power with respect to 2,000 shares.

(2)	The beneficial ownership reported in the table above for John W. Bristol & Company, Inc. is based upon filings with the Securities and Exchange Commission and information provided by the shareholder.

PROPOSAL I

ELECTION OF DIRECTORS

      Our board of directors is divided into three classes, each consisting of one-third of the total number of directors. The directors in each class serve for a term of three years. Directors are elected annually to serve until the expiration of the term of their class or until their successors are elected and qualified. The following nominees are proposed for election in Class II, to serve until 2006:

          — Joe E. Beverly

          — Amos R. McMullian
          — J.V. Shields, Jr.

      Unless instructed otherwise, the proxies will be voted for the election of the three nominees named above to serve for three years or until their successors shall be elected and shall have been duly qualified. If any nominee is unable to serve, proxies may be voted for a substitute nominee selected by the board of directors. However, our board of directors has no reason to believe that any nominee will not be able to serve if elected.

      Background information concerning each of our director-nominees and current directors is provided below.

Class II Director-Nominees

      Joe E. Beverly, age 61, has been Chairman of the board of directors of Commercial Bank in Thomasville, Georgia, a wholly-owned subsidiary of Synovus Financial Corp. (NYSE), a financial services company, since 1989. He is also the former Vice Chairman of the board of directors of Synovus Financial Corp, and is a director of Synovus Financial Corp. He was President of Commercial Bank from 1973 to 1989. Mr. Beverly has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from August 1996 until March 2001. Mr. Beverly serves as a director of Plum Creek Timber Co., Inc. (NYSE).

      Amos R. McMullian, age 65, has been Chairman of the board of directors and Chief Executive Officer of Flowers Foods since November 2000. Mr. McMullian previously served as Chairman of the board of directors of Flowers Industries, Inc. from 1985 until March 2001, and as its Chief Executive Officer from 1981 until March 2001. Mr. McMullian previously served as a director of Keebler Foods Company from 1996 to March 2001. Mr. McMullian is a director of Hughes Supply, Inc. (NYSE).

      J.V. Shields, Jr., age 65, has been Chairman of the board of directors and Chief Executive Officer of Shields & Company, a New York diversified financial services company and member of the New York Stock Exchange, Inc., since 1982. Mr. Shields also is the Chairman of the board of directors and Chief Executive Officer of Capital Management Associates, Inc., a registered investment advisor, and the Chairman of the board of trustees of The BBH Funds, the Brown Brothers Harriman mutual funds group. He has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from March 1989 until March 2001.

      Your Board of Directors unanimously recommends that you vote FOR all of the above Director-nominees

Other Directors

Class I Directors Serving Until 2005

      Joseph L. Lanier, Jr., age 71, has been Chairman of the board of directors and Chief Executive Officer of Dan River Inc. (NYSE), a Danville, Virginia textile company, since 1989. He is also a director of Dimon, Inc. (NYSE), where he previously served as Chairman of the Board, and Torchmark Corp. (NYSE). Mr. Lanier has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from 1977 until March 2001.

      Jackie M. Ward, age 64, has been an outside managing director of Intec Telecom Systems since December 2000. Prior to that time, she was Chairman of the board of directors of Computer Generation Incorporated, a telecommunications company based in Atlanta, Georgia that she founded, from 1968 until it was acquired by Intec in December 2000. She is also a director of Bank of America Corporation (NYSE), Equifax, Inc. (NYSE), PRG-Schultz International, Inc. (NASDAQ), Sanmina-SCI Corporation (NASDAQ), Anthem, Inc. (NYSE) and SYSCO Corporation. (NYSE). Ms. Ward served as a director of Flowers Industries, Inc. from March 1999 until March 2001, and she has served as a director of Flowers Foods since March 2001.

      C. Martin Wood III, age 59, has been a partner in Wood Associates, a private investment firm, since January 2000. He retired as Senior Vice President and Chief Financial Officer of Flowers Industries, Inc. on January 1, 2000, a position that he had held since 1978. Mr. Wood served on the Flowers Industries, Inc. board of directors, from 1975 until March 2001. Mr. Wood also served as a director of Keebler Foods Company from 1996 until March 2001, and he has served as a director of Flowers Foods since March 2001.

Class III Directors Serving Until 2004

      Franklin L. Burke, age 62, has been a private investor since 1991. He is the former Senior Executive Vice President and Chief Operating Officer of Bank South Corp., an Atlanta, Georgia banking company, and the former Chairman and Chief Executive Officer of Bank South, N.A., the principal subsidiary of Bank South Corp. He has served as a director of Flowers Foods since March 2001. Mr. Burke previously served as a director of Flowers Industries, Inc. from 1994 until March 2001 and as a director of Keebler Foods Company from 1998 until March 2001.

      Robert P. Crozer, age 56, has been the Chairman of Wahyam Capital, LLC, a private investment firm, since March 2001. He also serves as a director of EMS Technologies, Inc. (NASDAQ). Previously, Mr. Crozer was the Vice Chairman of the board of directors of Flowers Foods from November 2000 until March 2001. He has served as a director of Flowers Foods since November 2000. He previously served as Vice Chairman of the board of directors of Flowers Industries, Inc. from 1989 until March 2001. Mr. Crozer also served as a director of Keebler Foods Company from 1996 until March 2001 and as Chairman of the board of directors of Keebler Foods Company from 1998 until March 2001.

      Langdon S. Flowers, age 81, retired as Chairman of the board of directors of Flowers Industries, Inc. in 1985. He has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from 1968 until March 2001.

      The board of directors held nine meetings in fiscal 2002. During the last completed fiscal year, no incumbent director attended fewer than 75% of the total number of meetings of the board of directors and any committee on which he served. Robert P. Crozer, J.V. Shields, Jr. and C. Martin Wood III are married to sisters, each of which is a niece of Langdon S. Flowers.

      Mr. Flowers has informed the board that he intends to retire from the board of directors upon the expiration of his current term in 2004. Upon his resignation, Mr. Flowers will be named a “founding director” by the board, an honorary title recognizing his many years of dedicated service to the company and its shareholders.

      As part of its corporate governance initiative, the board of directors is committed to creating and maintaining a majority of independent directors consistent with the proposed changes to the rules of the New York Stock Exchange. The board is reviewing its current composition to ensure it will be prepared to meet the requirements of the proposed New York Stock Exchange rules when they become effective.

     Committees of the Board of Directors

      Our board of directors has established several standing committees, which include an audit committee, a nominating and governance committee and a compensation committee. The first member of each committee listed below serves as chairman of that committee.

Audit Committee

      The members of the audit committee are Franklin L. Burke, Joe E. Beverly and Jackie M. Ward. All committee members are independent as defined by sections 303.01 and 303.02 of the Listed Company Manual of the New York Stock Exchange. The board of directors has determined that Mr. Burke, the chairman of the audit committee, is an “audit committee financial expert” as defined in final rules adopted by the Securities and Exchange Commission in January 2003. Mr. Burke is “independent” as defined by Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The board of directors has adopted a written charter for the audit committee. This committee held nine meetings in fiscal 2002.

      The primary functions of the audit committee are to:

•	review investigations into matters relating to audit functions;

•	review with independent accountants the plan for and results of the audit engagement;

•	review the independence of the auditors;

•	consider the range of audit and non-audit fees;

•	review the adequacy of Flowers Foods’ system of internal accounting controls; and

•	review related party transactions.

      The board of directors and the audit committee are in the process of reviewing and revising the powers and responsibilities of the audit committee and the audit committee charter as a result of the Sarbanes-Oxley Act and proposed changes to the rules of the New York Stock Exchange. As part of that process, the board of directors has recently expanded the authority of the audit committee, pending the effectiveness of certain provisions of the Sarbanes-Oxley Act and the proposed New York Stock Exchange rules. The audit committee now has the sole authority to:

•	retain and terminate the company’s independent auditors, approve fees and other terms of the engagement of independent auditors and approve any non-audit services provided by such independent auditors;

•	oversee the independent auditors (including the resolution of disagreements between the independent auditors and management of the company);

•	discuss the company’s annual audited financial statements and quarterly financial statements, as well as the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of each report on Form 10-Q or Form 10-K to be filed with the Securities and Exchange Commission, with management and the independent auditors; and

•	obtain advice and assistance from outside legal, accounting or other advisors, as appropriate, retain such advisors, determine the fees and other terms of their engagements and pay the fees for such engagements.

Nominating and Governance Committee

      The members of the nominating and governance committee are Jackie M. Ward, Amos R. McMullian and Joseph L. Lanier, Jr. The functions of the nominating and governance committee are to:

•	select or recommend to our board of directors nominees for election as directors;

•	consider the performance of incumbent directors in determining whether to nominate them for reelection;

•	monitor and evaluate the company’s corporate governance principles; and

•	recommend modifications to the company’s corporate governance principles.

      This committee held one meeting in fiscal 2002. The nominating and governance committee will consider nominations for our next annual meeting that are submitted by shareholders in writing to our corporate secretary at our principal executive office between March 1, 2004 and March 31, 2004.

Compensation Committee

      The members of the compensation committee are Joseph L. Lanier, Jr., Franklin L. Burke and Jackie M. Ward. This committee’s primary functions are to:

•	approve, or recommend to our board of directors approval of, compensation plans for officers and directors;

•	approve, or recommend to the board of directors approval of, remuneration arrangements for directors and senior management; and

•	grant benefits under compensation plans.

      This committee held three meetings in fiscal 2002.

     Directors’ Fees

      Each non-employee director receives an option to purchase 15,000 shares of our common stock upon that director’s initial election to our board of directors. Additionally, each non-employee director receives payments pursuant to a standard arrangement. For fiscal 2002, these directors received: (i) a retainer of $2,500 per month; (ii) $1,000 for each meeting of the board of directors or committee of the board of directors attended, with each chairman of a committee receiving an annual retainer of $5,000; and (iii) reimbursement for travel expenses. In November 2002, the board of directors increased the fee for each meeting of the board of directors or committee of the board of directors attended to $1,500 for all such meetings held in the future.

Also in November 2002, the board of directors increased the annual retainers for the audit and compensation committee chairmen to $15,000 and $10,000, respectively. The annual retainer for the chairman of the nominating and governance committee remained unchanged.

      Non-employee directors are eligible to participate in our 2001 Equity and Performance Incentive Plan (the “EPIP”), our Stock Appreciation Rights Plan (the “SAR Plan”) and our Executive Deferred Compensation Plan (the “EDCP”). Under the EPIP non-employee directors received non-qualified stock options as described above. Options vest one-year from the date of grant and the non-employee director has ten years to exercise these options. Under the SAR Plan, a non-employee director may elect to receive stock appreciation rights in lieu of cash payments for the retainers described above. Stock appreciation rights granted under the SAR Plan do not give the director an equity interest in the company. Stock appreciation rights vest one year from the date of issuance and the director has ten years to exercise these rights. The company is required to value stock appreciation rights at a required measurement date based on the difference in the fair market value of the company’s common stock on such measurement date and the grant price. The difference in those prices is recorded as an expense to the company. Additionally, each stock appreciation right receives credit for any dividends paid on an equivalent number of shares of the company’s common stock. Under the EDCP, non-employee directors may elect to defer all or any portion of their annual retainer and meeting fees. All deferrals earn interest until paid to the director. Generally, the deferral plus interest is paid to the director upon retirement or termination from the board of directors.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table lists information as of February 14, 2003 about the number of shares owned by each director, each director-nominee, each executive officer listed on the summary compensation table included later in this proxy statement, and by all of our directors and executive officers as a group:

	Amount and Nature		Percent
	of Beneficial		of
Name of Beneficial Owner	Ownership(1)		Class(1)

Joe E. Beverly	40,869	(2)	*
Franklin L. Burke	19,336	(3)	*
Robert P. Crozer	1,174,482	(4)	3.92%
George E. Deese	181,107	(5)	*
L. S. Flowers	203,698	(6)	*
Joseph L. Lanier, Jr.	39,151	(7)	*
Gene D. Lord	25,214		*
Amos R. McMullian	371,517		1.24%
J. V. Shields, Jr.	2,282,163	(8)	7.61%
Allen L. Shiver	15,951	(9)	*
Marta J. Turner	3,165		*
Jackie M. Ward	16,875		*
C. Martin Wood III	1,030,581	(10)	3.44%
Jimmy M. Woodward	4,142		*
All Directors and Executive Officers as a group (14 persons)	5,408,251		18.04%

*	Represents beneficial ownership of less than 1% of Flowers Foods common stock

(1)	Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his or her name.

(2)	Includes unexercised stock options for 15,000 shares and 13,974 shares owned by the spouse of Mr. Beverly, as to which shares Mr. Beverly disclaims any beneficial ownership.

(3)	Includes unexercised stock options for 15,000 shares and 2,625 shares owned by the spouse of Mr. Burke, over which shares Mr. Burke has investment authority.

(4)	Includes 1,068,992 shares held by a limited liability company, whose members are Mr. Crozer, his spouse, the Robert Page Crozer, Jr. 1984 Irrevocable Trust, the William Flowers Crozer 1985 Irrevocable Trust, Netherleigh Associates LP, Netherleigh II LP, and the Crozer Irrevocable Life Insurance Trust and 6,834 shares held by a limited partnership in which Mr. Crozer and his spouse are the general partners and (i) 24,409 shares held by a charitable remainder trust of which Mr. Crozer and his spouse are the trustees and Mr. Crozer and his spouse are the income beneficiaries and The Crozer Family Foundation, Inc. is the remainder beneficiary, (ii) 2,277 shares owned by a child of Mr. Crozer, and (iii) 71,970 shares held by a charitable lead trust of which Mr. Crozer and his spouse are the trustees and their children are beneficiaries. Mr. Crozer disclaims any beneficial ownership to the shares described in clauses (i), (ii) and (iii) of this footnote.

(5)	Includes 6,624 shares owned by the spouse of Mr. Deese, as to which Mr. Deese disclaims any beneficial ownership.

(6)	Includes unexercised stock options for 15,000 shares. Also includes 92,052 shares owned by the spouse of Mr. Flowers, as to which Mr. Flowers disclaims any beneficial ownership.

(7)	Includes unexercised stock options for 15,000 shares. Also includes 7,167 shares owned by the spouse of Mr. Lanier, as to which Mr. Lanier disclaims any beneficial ownership.

(8)	Includes unexercised stock options for 15,000 shares. Also includes (i) 1,189,013 shares held by investment advisory clients of Capital Management Associates, Inc., of which Mr. Shields is Chairman of the board of directors and Chief Executive Officer, and (ii) 1,055,650 shares owned by the spouse of Mr. Shields, as to which Mr. Shields disclaims any beneficial ownership. Mr. Shields’ business address is Shields & Company, 140 Broadway, New York, NY 10005.

(9)	Includes 1,744 shares held by Mr. Shiver as custodian for his minor children, as to which shares Mr. Shiver disclaims any beneficial ownership.

(10)	Includes unexercised stock options for 15,000 shares. Also includes 15,390 shares held by a trust of which Mr. Wood is co-trustee and 860,917 shares owned by the spouse of Mr. Wood, as to which shares Mr. Wood disclaims any beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

      We believe all stock transaction reports required to be filed by Section 16(a) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission were timely filed in fiscal 2002 by directors and executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table provides certain summary information for fiscal 2002 and a portion of fiscal 2001 concerning compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of Flowers Foods.

SUMMARY COMPENSATION TABLE

	Compensation				Long-Term Compensation

					Restricted		Long Term	All
				Other	Stock	Option	Incentive	Other
	Fiscal	Salary	Bonus	Comp.	Awards	Awards	Payouts	Comp.
Name and Principal Position	Year(1)	($)	($)	($)	($)	(#)	($)	($)(2)

Amos R. McMullian	2002	675,000			—	—	—	43,650
Chairman of the	2001	480,288	522,891	—	—	397,200	—	8,236
Board and Chief Executive Officer

George E. Deese	2002	394,792	240,360	—	—	—	—	37,765
President and Chief	2001	272,000	152,048	—	—	115,500	—	7,086
Operating Officer

Jimmy M. Woodward	2002	300,000	75,000	—	—	—	—	18,918
Senior Vice President	2001	213,462	134,849	—	—	115,500	—	4,196
and Chief Financial Officer

Gene D. Lord	2002	285,954	167,036	—	—	—	—	100
President and Chief	2001	235,000	70,735	—	—	49,800	—	100
Operating Officer, Flowers Bakeries

Allen L. Shiver	2002	268,462	118,432	—	—	—	—	2,554
President and Chief	2001	241,000	72,541	—	—	69,000		100
Operating Officer, Flowers Snack

(1)	2001 represents the period March 26, 2001 to December 29, 2001.

(2)	For fiscal 2001 and 2002, consists of contributions by the company under certain defined contribution plans and the Executive Deferred Compensation Plan.

Option Grants in Last Fiscal Year

      No options were granted to any of our executive officers named in the summary compensation table during fiscal 2002.

Aggregated Option Exercises and Fiscal Year End Option Values

      None of our executive officers named in the summary compensation table exercised options during the fiscal year ended December 28, 2002. The table below provides information on the value of options held by such executive officers, based on the value of such options on December 27, 2002. This value is calculated as the difference between the exercise price of the option and $19.17 per share, which was the closing price of our common stock on that date as reported in the Record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options At Fiscal Year		In-the-Money Options
	on	Value	End(#)		at Fiscal Year End($)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Amos R. McMullian	—	—	—	397,200	—	1,970,112
George E. Deese	—	—	—	115,500	—	572,880
Jimmy M. Woodward	—	—	—	115,500	—	572,880
Gene D. Lord	—	—	—	49,800	—	247,008
Allen L. Shiver	—	—	—	69,000	—	342,240

Separation Agreements

      We entered into separation agreements with specified “executive officers” (as such term is defined under the Securities Exchange Act of 1934, as amended). These agreements serve as memoranda of the change in control benefits under certain of our benefit plans, and provide additional benefits, including relocation benefits and certain welfare benefits, in the event of a termination of employment following a change in control. These agreements also provide for tax gross-up payments to neutralize any excise taxes that are imposed on payments subject to Section 4999 of the Internal Revenue Code of 1986, as amended, referred to as the Code, and any additional income taxes that are attributable to those payments. Our compensation committee may select, in its sole discretion, any additional executives to be offered such separation agreements.

Retirement Plan

      We adopted the Flowers Foods, Inc. Retirement Plan No. 1, referred to as the retirement plan, which provides a defined benefit pension upon retirement to eligible employees of participating subsidiaries (but not to employees of Flowers Foods) that is based upon each year of service with the participating subsidiary. Additionally, the retirement plan provides a defined benefit pension upon retirement to eligible employees (including employees of non-participating subsidiaries and of Flowers Foods) who were participants under the Flowers Industries, Inc. Retirement Plan No. 1 prior to the spin-off that is based upon each year of service with Flowers Industries, Inc. and/or certain of its subsidiaries. The pension benefit is the sum of annual credits earned during eligible employment. The basic annual credit is 1.35% of the first $10,000 of W-2 earnings (subject to certain exclusions) for each year of service and 2% of W-2 earnings (subject to certain exclusions) in excess of $10,000 for each year of service. Certain additional annual credits are provided for a limited group of participants in the retirement plan. The table below includes the estimated amounts that are payable to the individuals indicated upon their retirement at age 65 under the provisions of the retirement plan, assuming that payment is made in the form of a life annuity. Effective as of the date of our spin-off from Flowers Industries, Inc., Messrs. McMullian, Deese and Woodward had accrued a fixed benefit under the retirement plan as set forth in the table below, and will not earn additional benefits under the retirement plan for years of service with Flowers Foods and/or non-participating subsidiaries. Effective as of July 14, 2002, Mr. Shiver had accrued a fixed benefit under the retirement plan as set forth in the table below, and will not earn additional benefits under the retirement plan for years of service with non-participating subsidiaries.

Disclosure For Certain Individuals

	Credited
	Years of	Projected Annual
	Service	Benefit

Amos R. McMullian	38	$137,950
George E. Deese	37	$98,051
Jimmy M. Woodward	16	$36,383
Gene D. Lord	37	$148,994
Allen L. Shiver	23	$43,746

Supplemental Executive Retirement Plan

      Our supplemental executive retirement plan, referred to as the SERP, provides a supplemental retirement income benefit for any executive who is a participant in the retirement plan, if his retirement plan benefit is subject to restrictions that apply to tax-qualified plans. The supplemental benefit is equal to (i) the benefit he would have received according to the retirement plan formula if he had not been subject to limitations on maximum benefits or pensionable compensation received from tax-qualified plans and if certain amounts of compensation that he elected to defer under non-qualified deferred compensation programs were taken into account as pensionable compensation, minus (ii) the amount he will receive from the retirement plan, as adjusted for these limits, and minus (iii) the amount of the monthly accrued benefit under the Flowers Industries, Inc. Supplemental Executive Retirement Plan as of March 26, 2001, which was paid out in the form of a lump sum in connection with the termination of that plan. The SERP is not tax-qualified. The purpose of the plan is to ensure that each participating executive’s total retirement income benefits will equal the amounts that would have been payable to him under the retirement plan absent the limitations described above. Payments pursuant to this plan will be calculated in the form of a life only annuity, and the actuarial equivalent thereof will be paid in the form which the participating executive has elected for purposes of the retirement plan. Payments will be made from Flowers Foods’ general assets. Payments generally will be made at the same time as the participant’s distributions from the retirement plan, except in the event of a change in control of Flowers Foods, in which event the actuarial equivalent of anticipated payments will be paid immediately in a lump sum. Accruals under this plan during fiscal 2002 amounted to $110,397, and there were no distributions from the plan during fiscal 2002.

Executive Deferred Compensation Plan

      Our Executive Deferred Compensation Plan, referred to as the EDCP, allows certain members of management to defer the receipt of a percentage of their salary and bonus. The EDCP is not a tax-qualified plan. The purpose of the EDCP is to provide a benefit to certain members of management whose contributions to the company’s defined contribution plan, a tax qualified plan, are limited by statutory restrictions. The participants’ deferrals are credited to an account established for the participant and earn interest until paid. Additionally, the company makes contributions to the plan on behalf of the participant, which also earn interest until paid. Generally, the deferrals and company contributions plus interest are paid to the participant upon termination of employment. Contributions to the EDCP, made by the company on behalf of the executives and included in the “all other compensation” column of the executive compensation table above, amounted to $79,333 in fiscal 2002. There were no distributions from the plan during fiscal 2002.

Report on Executive Compensation

      Our executive compensation program is administered by the compensation committee of our board of directors, which is comprised of three non-employee directors. Our compensation committee met three times during fiscal 2002 to evaluate the executive compensation program to assure that it is reasonable, equitable and competitive. The compensation committee considers the recommendations of independent compensation specialists in evaluating compensation levels, plan design and administration.

Compensation Philosophy

      Our compensation committee administers each aspect of our executive compensation program in a manner that emphasizes our primary long-term goals, which are the creation of consistent earnings growth and the enhancement of shareholder value in our common stock. The compensation committee considers these goals to be attainable by maintaining continuity within an experienced, professional and technically proficient executive group. Accordingly, our compensation program is designed (a) to be competitive with other similarly situated companies, (b) to be equitable by offering a reasonable level of base compensation and (c) to align the interests of the executives with those of the shareholders. The primary compensation arrangements, tailored to fulfill this philosophy and utilized by the compensation committee in various combinations, are as follows:

Base Salary

      Each year, the compensation committee reviews the contribution made to Flowers Foods’ performance by each senior executive and approves the executive’s base salary. The base salary represents Flowers Foods’ ongoing compensation commitment and forms the foundation for the executive compensation program. The compensation committee ensures that a competitive base salary is maintained for each executive by periodically reviewing the results of independent national survey data for comparable positions in companies with a dollar sales volume similar to Flowers Foods.

Bonus Plan

      Flowers Foods’ Annual Executive Bonus Plan provides for an annual incentive bonus, which is expressed as a percentage of base salary, varying by position with Flowers Foods. A bonus is awarded upon Flowers Foods’ attainment of a specified earnings goal. In addition, the bonus plan is designed to provide the executive with an increased bonus, limited to the lesser of $1,500,000 or an amount equal to twice the bonus percentage established for the executive’s position multiplied by the executive’s base salary, if actual earnings significantly exceed the goal. Correspondingly, the bonus plan is designed to provide the executive a lesser bonus if actual earnings fall below the goal, and no bonus at all if actual earnings fall below eighty percent of the goal. This mechanism provides motivation for the executive to continue to strive for improved earnings in any given year, regardless of the fact that the goal may, or may not, be obtained.

Stock Incentive Plan

      In keeping with the compensation committee’s philosophy that the element of shareholder risk is an essential compensation tool, stock based incentives comprise a significant portion of the compensation program for the individuals listed above in the Summary Compensation Table. The compensation committee believes that continuation of stock based incentives is fundamental to the enhancement of shareholder value.

      The 2001 Equity and Performance Incentive Plan, referred to as the EPIP, is Flowers Foods’ ongoing intermediate and long-term incentive plan. The EPIP provides the compensation committee with an opportunity to make a variety of stock based awards, while selecting the form that is most appropriate for Flowers Foods and the executive group. The awards described below contain elements that focus the executive’s attention on one of Flowers Foods’ primary goals, the enhancement of shareholder value.

      During fiscal 2001, the compensation committee granted non-qualified stock options under the EPIP. These options are exercisable at any time, commencing on the fourth anniversary of the grant date, until the year 2011. Upon exercise, the executives are required to pay the fair market value of the shares, determined as of the grant date, which was $14.21 per share (referred to below as the “option price”). The executives have no rights as shareholders with respect to the common shares subject to the options until payment of the option price. The options are subject to forfeiture in the event of termination of employment, other than for retirement, disability, death, termination without cause or termination for any reason that the compensation committee determines should not result in forfeiture. There were no awards granted under the EPIP in fiscal 2002.

Compensation of Chief Executive Officer

      For fiscal 2002, Mr. McMullian received a base salary of $675,000, which amount was determined by the compensation committee to be appropriate in consideration of Flowers Foods’ performance, Mr. McMullian’s leadership and contribution to that performance and market conditions. In accordance with the terms of our bonus plan, Mr. McMullian did not receive a bonus for fiscal 2002.

Deductibility of Compensation Expenses

      Flowers Foods is not allowed a federal income tax deduction for compensation paid to certain executive officers in excess of $1 million, except to the extent that such compensation constitutes “performance-based compensation” (as defined in Section 162(m) of the Code). The compensation committee believes that any awards under the Annual Executive Bonus Plan and the EPIP will result in performance-based compensation, and that Flowers Foods will not lose any federal income tax deduction for compensation paid under these compensation programs. The compensation committee will consider this deduction limitation during future deliberations and will continue to act in the best interests of Flowers Foods.

Summary

      The compensation committee believes that the base salary and the Annual Executive Bonus Plan provide an efficient and effective mechanism to reward the executive group for the daily leadership required to maximize Flowers Foods’ current performance. Additionally, the stock based awards granted under the EPIP serve to align the long-term interests of the executives with those of the shareholders so that executive decisions are made as owners of Flowers Foods.

The Compensation Committee
of the Board of Directors:

Joseph L. Lanier, Jr., Chairman
Franklin L. Burke
Jackie M. Ward

TRANSACTIONS WITH MANAGEMENT AND OTHERS

      Under the terms of an agreement between Flowers Foods and Merrily Plantation, Inc., the company is granted the use of approximately 6,000 acres of land owned by Merrily, together with the use of lodging, dining, and conference room facilities located on the property. The facilities are used primarily for the entertainment of customers. During fiscal 2002, Flowers Foods paid Merrily $95,278. Flowers Foods has surveyed facilities comparable to Merrily to assess the relative quality and cost of such facilities and has determined that the amount paid to Merrily for the use of its facilities is competitive with that charged for the use of comparable facilities. Flowers Foods has further determined that the use of the Merrily facilities in the past has been beneficial to the business of Flowers Foods and that its continued use for the entertainment of customers is in Flowers Foods’ best interest. A majority of the outstanding capital stock of Merrily is owned by the spouse of C. Martin Wood III, a director of the company; the spouse of Robert P. Crozer, a director of the company; and the spouse of J. V. Shields, Jr., a director of the company and a director-nominee.

      During our last fiscal year, Langdon S. Flowers, one of our directors, received payments totaling $70,803 for consulting services provided to Flowers Foods pursuant to a written contract. The contract provides that during its term, Mr. Flowers will not compete, directly or indirectly, with Flowers Foods. Unless earlier terminated, this contract will terminate upon his death.

AUDIT COMMITTEE REPORT

      Three directors make up the audit committee of our board of directors: Franklin L. Burke, Joe E. Beverly and Jackie M. Ward. The board of directors has adopted a written charter for the audit committee that was filed with the Securities and Exchange Commission as a part of the proxy statement for the 2002 Annual Meeting of Shareholders.

      During fiscal 2002, the audit committee met nine times, and, at each of its meetings, the audit committee met with the senior members of the company’s management team, internal auditors and the company’s independent auditors. The audit committee’s agenda is established by the committee’s chairman and the auditors. At each of its meetings, the audit committee had private sessions with the company’s independent auditors and separately with the internal auditors at which candid discussions of financial management, accounting and internal control issues took place. In this context and in the performance of its duties, the audit committee has:

•	reviewed with PricewaterhouseCoopers LLP, our independent auditors, the overall scope of, and plans for, its audit of our financial statements as of and for the fiscal year ended December 28, 2002;

•	reviewed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 28, 2002 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the audit committee asked for management’s representations and reviewed certifications prepared by the Chairman and Chief Executive Officer and Senior Vice President and Chief Financial Officer that the audited consolidated financial statements of the company fairly present, in all material aspects, the financial condition and results of operations of the company;

•	discussed with PricewaterhouseCoopers LLP, our independent accountants, their judgment as to the quality, and not just the acceptability, of our accounting principles and financial controls and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States, including the items regarding accounting principles set out in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•	met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls; and

•	received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, discussed PricewaterhouseCoopers LLP’s independence with representatives of PricewaterhouseCoopers LLP, and considered whether the provision of non-audit services to us by PricewaterhouseCoopers LLP is compatible with maintaining its independence.

      The audit committee recommended to the board of directors the engagement of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ended December 28, 2002, and reviewed with the independent auditors and the internal auditors, overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the company’s internal controls and the quality of the company’s financial reporting. Although the audit committee now has the sole authority to appoint the independent auditors, the committee will continue its long-standing practice of recommending that the board ask the shareholders, at their annual meeting, to approve the audit committee’s selection of the independent auditor.

      In performing all of these functions, the audit committee acts only in an oversight capacity. The committee reviews the company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the Securities and Exchange Commission. In its oversight role the committee relies on the work and assurances of the company’s management, which is responsible for our internal controls, financial reporting process and compliance with laws, regulations and ethical business standards and our independent accountants who are responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of these financial statements with generally accepted accounting principles.

      In reliance on these reviews and discussions, the audit committee recommended to the board of directors that our fiscal 2002 audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2002.

      Additionally, the audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the audit committee charter and any additional responsibilities assigned by the board of directors.

The Audit Committee
of the Board of Directors:

Franklin L. Burke, Chairman
Joe E. Beverly
Jackie M. Ward

STOCK PERFORMANCE GRAPH

      The chart below is a comparison of the cumulative total return among Flowers Foods common stock, Standard & Poor’s 500 Index, Standard & Poor’s SmallCap 600 Index and Standard & Poor’s 500 Packaged Foods and Meat Index for the period since our common stock began regular-way trading on the New York Stock Exchange on March 28, 2001 through December 28, 2002. Stock performances were calculated using the assumption that all dividends, including distributions of cash, were reinvested in common stock.

TOTAL SHAREHOLDER RETURNS

	March 28, 2001	December 29, 2001	December 28, 2002

FLOWERS FOODS, INC.	100.00	190.78	138.41
S&P 500 INDEX	100.00	100.58	77.09
S&P SMALLCAP 600 INDEX	100.00	115.78	97.88
S&P 500 PACKAGED FOOD AND MEAT INDEX	100.00	112.74	114.81

      Companies in the S&P 500 Index, the S&P Small Cap 600 Index and the S&P 500 Packaged Foods and Meat Index are weighted by market capitalization and indexed to $100 at March 28, 2001. Flowers Foods’ share price is also indexed to $100 at March 28, 2001.

PROPOSAL II

SHAREHOLDER PROPOSAL REGARDING REDEMPTION OF RIGHTS

ISSUED UNDER THE COMPANY’S SHAREHOLDER RIGHTS PLAN

      GAMCO Investors, Inc., One Corporate Center, Rye, New York 10590-1435 has presented the following resolution and supporting statement for inclusion in this proxy statement and has stated its intention to present the resolution at the Annual Meeting. According to the Schedule 13D/A filed on December 24, 2002 by Gabelli Asset Management, Inc., GAMCO and its affiliates are the owners of 3,640,816 shares of our common stock.

      If the shareholder proponent, or a representative who is qualified under Georgia law, is present and submits Proposal II for a vote, then Proposal II will be voted upon at the Annual Meeting. In accordance with federal securities regulations, we are including in this proxy statement Proposal II and the shareholder proponent’s supporting statement exactly as submitted by the shareholder proponent. To make sure readers can easily distinguish between material provided by the proponent and material provided by the company, we have placed a box around material provided by the shareholder proponent.

RESOLVED: That the shareholders of Flowers Foods, Inc. (the “Company”) hereby request that the Board of Directors redeem the Rights issued pursuant to the Rights Agreement dated as of March 23 2001 (as amended and restated) unless a majority of the outstanding shares approve the issuance by affirmative vote cast at a special meeting of the shareholders held as soon as practical following adoption of this proposal.

SUPPORTING STATEMENT

          In March 2001, the Board of Directors directed a distribution of a dividend of one preferred stock purchase right to each holder pursuant to a Rights Agreement dated as of March 23, 2001 (as subsequently amended). Generally, the shareholders may exercise the Rights only when a person or group acquires, or through exchange or tender offer attempts to acquire, a beneficial interest in 15% or more of the common stock of the Company. In November 2002, the Board increased the percentage ceiling for certain institutional holders to 20%. Shareholders — other than the person or group attempting to acquire 15% or 20% — may then exercise the Rights that allow them to receive stock at a fraction of its market value. The Company may redeem the Rights for $.01 per Right. The Rights represent a corporate anti-takeover device, commonly known as a “poison pill.”

          The issuance of the Rights can vastly increase the cost to a potential bidder of affecting any merger or tender offer that is not approved by the Board of Directors. Potential bidders cannot take their offer directly to the shareholders even if an overwhelming majority would have accepted the offer. The potential bidder must instead negotiate with management, and a Board or management may sometimes have interests that conflict with the interests of shareholders. In effect, the Board has arrogated to itself the sole right to determine what price a potential buyer must pay to acquire the entire company. We believe the shareholders are entitled to decide for themselves what represents a fair price for their holdings.

          By redeeming the Rights or putting this significant matter to a vote of shareholders, the Board will serve two important goals. First it will encourage shareholder democracy by soliciting the views of its shareholder constituency about the advisability of anti-takeover devices. Second, it will allow shareholders to decide for themselves whether a Rights Plan improves or undermines shareholder value.

          The Board, in an effort to improve shareholder value, should redeem the Rights or put the decision whether to continue to use a poison pill to a shareholder vote at a special meeting to be held as soon as practical.

WE URGE SHAREHOLDERS TO VOTE FOR THIS RESOLUTION

Flowers Foods’ Statement in Opposition to Proposal II

      Your board of directors believes that Proposal II is not in the best interests of Flowers Foods or its shareholders and recommends that you vote AGAINST it.

      After carefully considering the arguments for and against adopting a shareholder rights plan, your board of directors adopted the Rights Agreement (the “Plan”) to enhance the ability of the board, in a manner consistent with its fiduciary duties, to preserve and protect shareholder value in the event of certain unsolicited takeover attempts. The board believes that the adoption of the Plan is appropriately within its scope of responsibilities acting on behalf of the shareholders. The board further believes that a requirement that shareholders approve the Plan or any new rights plan undermines the board’s power to fulfill its legal responsibilities and duties to advance shareholders’ interests. In November 2002, the board of directors amended the rights plan to allow certain investors, including existing investors and qualified institutional investors, to beneficially own up to 20% of the company’s outstanding common stock. Previously, the rights plan limited all shareholders to less than 15% of the outstanding shares to avoid triggering the exercise of the rights. The action to amend the rights plan was taken based on your board’s conclusion that it is in the best interests of the company and its shareholders to encourage greater investment in Flowers Foods while preserving the ability of the board to perform its fiduciary responsibilities for Flowers Foods and its shareholders.

      The board of directors owes a fiduciary duty to the shareholders of Flowers Foods. Despite the presence of the Plan, this duty dictates that the board evaluate the merits of every acquisition proposal and seek to ensure that any proposed business combination or acquisition maximizes shareholder value. The Plan provides the means for the board to fulfill its fiduciary duty by encouraging a bidder to negotiate with the board and management and by giving the board a greater amount of time to carefully and thoroughly evaluate an acquisition proposal, which strengthens your board’s bargaining position with the bidder. The board believes that it is in the best position to negotiate on behalf of all shareholders, evaluate the adequacy of any potential offer, and protect shareholders against potential abuses during the takeover process, such as an offer that would not treat all shareholders fairly and equally.

      The Plan will not prevent any takeover proposal that the board determines is in the best interests of the company’s shareholders. To the contrary, the presence of the Plan gives the board, as the elected representative of the shareholders, greater negotiating leverage with potential bidders, allowing the board and management to reject inadequate offers and seek alternative proposals that would better reflect the full value of your shares. A study published by Georgeson Shareholder Communications, Inc. in 1997 demonstrated that shareholder rights plans neither prevent unsolicited proposals from being made nor prevent companies from being acquired at fair and reasonable prices. In fact, according to Georgeson, from 1992 to 1996, companies with rights plans in place had a slightly higher takeover rate than companies without them, and the takeover premium for a company with a shareholder rights plan in place averaged 8% more than for a company without a rights plan.

      The board of directors believes that the adoption or redemption of the Plan is appropriately within its scope of responsibilities under applicable law and consistent with its fiduciary duties to the shareholders. Redeeming the rights would remove an important tool that the board should have for the protection of shareholders. Your board of directors therefore believes that any decision to redeem the rights should be made in the context of a specific acquisition proposal.

Required Vote

      The affirmative vote of the holders of a majority of the shares of Flowers Foods common stock present in person or by proxy and entitled to vote at the Annual Meeting is necessary for the approval of Proposal II. However, approval of Proposal II may not require that the board take the requested action because:

•	the board of directors’ fiduciary duty would require it to assess the approval of Proposal II in the context of the overall best interests of the shareholders; and

•	the proposal is a request, not a mandate.

      Your Board of Directors unanimously recommends that you vote AGAINST Proposal II

PROPOSAL III

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Our audit committee has appointed PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending January 3, 2004. Our board of directors recommends that this appointment be ratified.

      Representatives of PricewaterhouseCoopers LLP will be present at the meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Fiscal 2002 and Fiscal 2001 Audit Firm Fee Summary

      During fiscal 2002 and fiscal 2001, we retained our principal auditor, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

      Audit Fees. Fees for audit services totaled approximately $570,000 in 2002 and approximately $475,000 in 2001, including fees associated with annual audits and the reviews of the company’s quarterly reports on Form 10-Q and annual reports on Form 10-K.

      Audit Related Fees. Fees for audit related services totaled approximately $259,000 in 2002 and approximately $768,000 in 2001. Audit related services principally include registration statement services, due diligence services and internal audit services. Effective in fiscal 2002, the company discontinued its use of internal audit services from PricewaterhouseCoopers LLP and established an internal audit department whose director reports to the audit committee.

      Tax. Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $877,409 in 2002 and $934,500 in 2001.

      All Other Fees. Fees for all other services not described above totaled approximately $20,000 in 2002, principally including services related to an information systems upgrade. There were no fees for services in this category for 2001.

      We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the company or its subsidiaries.

      The audit committee has concluded that the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

      If the shareholders of the company do not ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for fiscal 2003, the audit committee will reconsider the appointment.

      Your board of directors unanimously recommends that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for fiscal 2003

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

      We do not know of any matters other than those stated above which are to be brought before the meeting. However, if any other matters should be properly presented for consideration and voting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their judgment.

SHAREHOLDER PROPOSALS

      Proposals by shareholders intended to be presented at our 2004 annual meeting must be forwarded in writing and received at our principal executive offices no later than December 25, 2003, directed to the attention of the corporate secretary, for consideration for inclusion in our proxy statement for such meeting. Moreover, with regard to any proposal by a shareholder not seeking to have its proposal included in the proxy statement but seeking to have its proposal considered at our 2004 annual meeting, if that shareholder fails to notify us in the manner set forth above of its proposal by March 9, 2004, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at our 2004 annual meeting, notwithstanding that shareholders have not been advised of the proposal in the proxy statement for the 2004 annual meeting. Any shareholder proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

      A copy of Flowers Foods’ Annual Report on Form 10-K for the fiscal year ended December 28, 2002, which has been filed with the Securities and Exchange Commission, is being mailed with this proxy statement to all shareholders entitled to vote at the meeting and may also be obtained without charge by written request to Shareholder Relations Department, Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, GA 31757 or on the company’s website (http://www.flowersfoods.com).

[FORM OF PAPER PROXY — FRONT]

FLOWERS FOODS, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy. Your vote is important and we encourage you to exercise your right to vote your shares. Please mark the boxes on the reverse side of this proxy card to indicate your vote. Then sign the card and return it in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on May 30, 2003.

Thank you.

Flowers Foods, Inc.

FLOWERS FOODS, INC.
1919 FLOWERS CIRCLE
THOMASVILLE, GEORGIA 31757

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 2003

      The undersigned hereby appoints Amos R. McMullian, Jimmy M Woodward and Stephen R. Avera as proxies, with power to act without the other, and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all common stock of Flowers Foods, Inc. held of record on April 4, 2003 by the undersigned, at the Annual Meeting of Shareholders to be held on May 30, 2003, and at any adjournment or postponement thereof.

      The above-named proxies of the undersigned are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

      The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side and are authorized to vote, in their discretion, on any other business that may come properly before the meeting.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE, “AGAINST” PROPOSAL 2 AND “FOR” PROPOSAL 3.

      PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY IN THE RETURN ENVELOPE PROVIDED.

[FORM OF PAPER PROXY — BACK]

FLOWERS FOODS, INC.
ATTN: INVESTOR RELATIONS DEPT.
1919 FLOWERS CIRCLE
THOMASVILLE, GA 31757

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 29, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 29, 2003. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowers Foods, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

FLOWERS FOODS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR-NOMINEES:

Election of Directors

1.  Director-Nominees:   01)  Joe E. Beverly,   02)  Amos R. McMullian,   03)   J.V. Shields, Jr.

☐ FOR ALL	☐ WITHHOLD ALL	☐	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL DIRECTOR-NOMINEE (Write number(s) of director-nominee(s) on the line below)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE FOLLOWING PROPOSAL:

2.  To act upon a shareholder proposal regarding the shareholder rights plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

3.  To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for Flowers Foods for the 2003 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please date this Proxy and sign it exactly as your name or names appear on your stock certificates or on a label affixed hereto. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full the corporate name by its president or other authorized officer. If shares are held by a partnership, please sign in the partnership name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date

[FORM OF PAPER PROXY — FRONT]

Dear Plan Participant:

The purpose of this letter is to provide you with important information concerning your voting rights as a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan.

The Annual Meeting of Shareholders of Flowers Foods, Inc. is scheduled for May 30, 2003. As a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Putnam Fiduciary Trust Company, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to your Stock Account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares you are eligible to vote is based on your balance in the 401(k) plan on April 4, 2003, the record date for the determination of shareholders eligible to vote.

Your instructions to the Trustee are confidential and will be known only by Putnam Fiduciary Trust Company.

If, in addition to your 401(k) plan participation, you own stock directly in your own name or indirectly through a bank or broker, you will receive a separate proxy card and voting instruction form. Please be sure to return each proxy or voting instruction card in the postage-paid return envelope provided with each separate package.

We encourage you to exercise your voting rights under the 401(k) plan. Please review the enclosed documents carefully before deciding how to vote your shares. Because the shares in the 401(k) plan are registered in the name of Putnam Fiduciary Trust Company, as Trustee, you will not be able to vote your shares in the 401(k) plan in person at the Annual Meeting on May 30, 2003. Please return your voting instruction card, signed and dated, in the enclosed postage-paid envelope as soon as possible.

Sincerely,

Flowers Foods, Inc.
Sponsor of the Flowers Foods, Inc. 401(k) Retirement Savings Plan

FLOWERS FOODS, INC.
1919 FLOWERS CIRCLE
THOMASVILLE, GEORGIA 31757

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 2003

      The undersigned hereby appoints Amos R. McMullian, Jimmy M Woodward and Stephen R. Avera as proxies, with power to act without the other, and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all common stock of Flowers Foods, Inc. held of record on April 4, 2003 by the undersigned, at the Annual Meeting of Shareholders to be held on May 30, 2003, and at any adjournment or postponement thereof.

      The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side and are authorized to vote, in their discretion, on any other business that may come properly before the meeting and any adjournment(s) or postponement(s) thereof.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE, “AGAINST” PROPOSAL 2 AND “FOR” PROPOSAL 3.

      PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY IN THE RETURN ENVELOPE PROVIDED.

[FORM OF PAPER PROXY — BACK]

FLOWERS FOODS, INC.
ATTN: INVESTOR RELATIONS DEPT.
1919 FLOWERS CIRCLE
THOMASVILLE, GA 31757

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 28, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 28, 2003. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowers Foods, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

FLOWERS FOODS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR-NOMINEES:

Election of Directors

1.  Director-Nominees:   01)  Joe E. Beverly,   02)  Amos R. McMullian,   03)  J.V. Shields, Jr.

☐ FOR ALL	☐ WITHHOLD ALL	☐	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL DIRECTOR-NOMINEE (Write number(s) of director-nominee(s) on the line below)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE FOLLOWING PROPOSAL:

2.  To act upon a shareholder proposal regarding the shareholder rights plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

3.  To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for Flowers Foods for the 2003 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature (PLEASE SIGN WITHIN BOX)               Date